                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Imax Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Imax Corporation
2525 Speakman Drive
Mississauga, Ontario  L5K 1B1

LOGO
--------------------------------------------------------------------------------

notice of annual and special meeting of shareholders

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of shareholders of Imax Corporation (the "Corporation") will be held at the Famous Players IMAX(R) Theatre at Paramount Festival Hall, 259 Richmond Street, West, Toronto, Ontario, on Wednesday, June 7, 2000 at 10:30 a.m., for the purposes of:

     (1) receiving the consolidated financial statements for the year ended December 31, 1999, together with the auditors' report thereon;

     (2)  electing directors;

     (3) appointing auditors and authorizing the directors to fix the auditors' remuneration;

     (4)  approving certain changes to the Corporation's Stock Option Plan; and

     (5) transacting such other business as may properly be brought before the Meeting or any adjournments thereof.



                                          By Order of the Board,
                                          LOGO
                                          G. MARY RUBY
                                          Vice President,
                                          Legal Affairs and Corporate Secretary

Mississauga, Ontario
May 2, 2000

Shareholders who are unable to be present at the Meeting are requested to complete and return the enclosed form of proxy in the envelope provided for that purpose. Proxies must be deposited with Montreal Trust Company of Canada, 8th Floor, 151 Front Street West, Toronto, Ontario, M5J 2N1 or at the corporate office of the Corporation noted above on or before 4:30 p.m., (Eastern Daylight Saving Time), on June 6, 2000.

Imax Corporation
LOGO

--------------------------------------------------------------------------------
MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT
May 2, 2000

solicitation of proxies by management

This management proxy circular and proxy statement is furnished in connection with the solicitation by the management of Imax Corporation (the "Corporation") of proxies to be used at the Annual and Special Meeting (the "Meeting") of shareholders of the Corporation to be held on Wednesday, June 7, 2000 at the Famous Players IMAX(R) Theatre at Paramount Festival Hall, 259 Richmond Street, West, Toronto, Ontario, at 10:30 a.m., and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual and Special Meeting. While management intends to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by directors or officers of the Corporation. The cost of solicitation will be borne by the Corporation.

appointment, delivery and revocation of proxies

The persons named in the accompanying form of proxy are directors and officers of the Corporation. A shareholder has the right to appoint a person, who need not be a shareholder of the Corporation, other than the persons designated as proxyholders in the accompanying form of proxy, to attend and act on behalf of the shareholder at the Meeting. To exercise this right, a shareholder may either insert such other person's name in the blank space provided in the accompanying form of proxy, or complete another appropriate form of proxy.

To be valid, a proxy must be dated and signed by the shareholder or his attorney authorized in writing. The proxy, to be acted upon, must be deposited with the Corporation, c/o its transfer agent, Montreal Trust Company of Canada, 8th Floor, 151 Front Street West, Toronto, Ontario, M5J 2N1 by 4:30 p.m., Eastern Daylight Saving Time, on Tuesday, June 6, 2000, or 4:30 p.m. on the last business day prior to the date of any adjournment of the Meeting, or with the chairman of the Meeting on the day of the Meeting or any adjournment of the Meeting prior to the commencement of the Meeting or the adjournment, as the case may be.

A shareholder who has given a proxy may revoke it by depositing an instrument in writing (including another proxy) executed by the shareholder or his attorney authorized in writing at the registered office of the Corporation at any time up to and including 4:30 p.m., Toronto time, on the last business day prior to the day of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or at any adjournment thereof at any time before it is exercised on any particular matter or in any other manner permitted by law including attending the Meeting in person.

voting by proxy

On any ballot that may be called for regarding the election of directors or the appointment of auditors, the common shares represented by the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions of the shareholder indicated thereon by marking an "X" in the boxes provided for the purpose on the form of proxy. In the absence of such instructions with regard to the election of directors or the appointment of auditors, the shares will be voted for the election of the persons nominated for election as directors and for the appointment of auditors, in each case, as referred to in this management proxy circular and proxy statement.


 Unless otherwise indicated, all references in this document to dollar amounts are to U.S. dollars.

The person appointed as proxy has discretionary authority and may vote the shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to any other matter which may properly come before the Meeting. As of the date of this management proxy circular and proxy statement, management of the Corporation is not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such other business in accordance with their judgement.

voting shares and principal holders

The Board of Directors has fixed April 28, 2000 as the record date for the Meeting. Accordingly, each holder of common shares of record on that date is entitled to one vote for each common share shown as registered in the shareholder's name on the list of shareholders prepared as of April 28, 2000. In the event of any transfer of common shares by any such shareholder after such date, the transferee is entitled to vote those shares if he or she produces properly endorsed share certificates or otherwise establishes that he or she owns the shares, and requests Montreal Trust Company of Canada at its office noted above to include the transferee's name in the shareholders' list not later than ten days before the Meeting.

On April 28, 2000, the Corporation had 29,930,356, common shares issued and outstanding, each carrying the right to one vote at all meetings of the shareholders of the Corporation.

To the knowledge of the directors and officers of the Corporation, the only persons who beneficially own or exercise control or direction over shares carrying more than 10% of the votes attached to all the shares of the Corporation entitled to be voted at the Meeting are as follows:



                                                                                                   Percentage of
                                                                             Number of              Outstanding
Name of Shareholder                                                        Common Shares           Common Shares
-------------------                                                        -------------           -------------
Wasserstein Perella Group:
  Wasserstein Perella Partners, L.P.                                        10,170,384(1)                34%
  Wasserstein Perella Offshore Partners, L.P.
  WPPN, Inc.
  Michael J Biondi as Voting Trustee
  (collectively, the Wasserstein Perella Group is referred
   to in this circular as "Wasserstein Perella" or "WP")

(1)  Based on information contained in a Schedule 13G dated February 11, 2000.

election of directors

The Board of Directors of the Corporation is comprised of three classes, each elected for a three-year term. The Board of Directors is currently composed of Michael J. Biondi, Kenneth G. Copland, Richard L. Gelfond, J. Trevor Eyton, Garth M. Girvan, G. Edmund King, Murray B. Koffler, Sam Reisman, Marc A. Utay, Bradley J. Wechsler and W. Townsend Ziebold. At the Meeting, the term of the Class I directors expires The term of the Class III directors expires at the annual shareholders' meeting in 2001 and the term of the Class II directors expires at the annual shareholders' meeting in 2002.

In February 1999, the Corporation, Wasserstein Perella, Richard L. Gelfond and Bradley J. Wechsler entered into an Amended and Restated Standstill Agreement, a Second Amended and Restated Shareholders' Agreement and a Registration Rights Agreement, which are described in detail elsewhere in this circular (see "corporate governance - Standstill Agreement"; "interest of management in certain transactions - Shareholders' Agreement"; and "interest of management in certain transactions - Registration Rights Agreement"). Under these agreements, each of Wasserstein Perella and Messrs. Wechsler and Gelfond agreed that they are to be entitled, but not required, to designate certain individuals to be nominated for election by the shareholders as directors of the Corporation. Wasserstein Perella and Messrs. Wechsler and Gelfond also agreed to use their best efforts to cause each of the individuals designated by the other party to be elected as a director of the Corporation.

The individuals noted below are nominated for election to the Board of Directors of the Corporation in Class I.

nominees for election

The following table lists certain information concerning the persons proposed to be nominated for election as directors and the directors whose terms continue after the Meeting. The information as to common shares has been furnished by the respective individuals.

                    Nominees for election as Class I directors                         Current position
                          for the term expiring in 2003.                             with the Corporation  Common Shares
                          ------------------------------                             --------------------  -------------
The Honourable J. Trevor Eyton, O.C., Caledon, Ontario.                                    Director             NIL
Mr. Eyton has been Chairman, Group Advisory Board and Group Chairman,
International of EdperBrascan Corporation since April 1999. He previously held the position of Senior Group Chairman of EdperBrascan Corporation. Prior to
August 1997, he was Chairman, Brascan Limited and Trilon Financial Corporation.
He is also a director of Barrick Gold Corporation, Brookfield Properties
Corporation, Coca-Cola Enterprises, General Motors of Canada, Limited, MA. Hanna
Company, Noranda Inc. and Trilon Financial Corporation. He has been a member of the Senate of Canada since September 1990 and is an Officer of the Order of
Canada. Mr. Eyton has been a director of the Corporation since June 1999 and is a
Canadian citizen.
------------------------------------------------------------------------------------------------------------------------
* G. Edmund King, Toronto, Ontario.                                                        Director             NIL
Mr. King has been Deputy Chairman and a director of McCarvill Corporation since
January, 1996. Mr. King is also a director of Falconbridge Ltd., Wolf Group
Integrated Communications Ltd. and Afton Food Group Ltd. Prior to November 1995,
he was the Chairman and Chief Executive Officer of The CIBC Wood Gundy
Corporation and from June 1994 to January 1998 was Chairman of WIC Western
International Communications. Mr. King has been a director of the Corporation since June 1999 and is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------------
Sam Reisman, Toronto, Ontario.                                                             Director             1,000
Mr. Reisman has been the principal shareholder, Chairman and Chief Executive
Officer of The Rose Corporation, a real estate finance and investment company which was previously a real estate development company, since September 1986. Mr.
Reisman was the Chairman and Chief Executive Officer of the Equion Corporation, a
manufacturer and distributor of vehicular climate control systems and other products for original equipment manufacturers, the aftermarket and industrial customers from 1982 to 1996. Mr. Reisman is currently the principal shareholder of Hayden Industrial Products of Corona, California, formerly a division of The
Equion Corporation. Mr. Reisman has been a director of the Corporation since June
1999 and is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------------

                    Nominees for election as Class I directors                         Current position
                          for the term expiring in 2003.                             with the Corporation  Common Shares
                          ------------------------------                             --------------------  -------------
+  W. Townsend Ziebold, New York, New York.                                                Director            4,500
Mr. Ziebold has been a Managing Director of Wasserstein Perella & Co., Inc. and
head of its Venture Capital Practice since December 1994. Prior to 1994, he held the position of director of Wasserstein Perella & Co., Inc. Mr. Ziebold was a
director of Maybelline, Inc. and Collins & Aikman Corporation and currently serves on several private company boards in the media, entertainment and Internet industries. He has been a director of the Corporation since June 1999.
------------------------------------------------------------------------------------------------------------------------


                              Directors who continue                                   Expiry of
                            in office after the Meeting                               Term of Office  Common Shares
                            ---------------------------                               --------------  -------------
** Michael J. Biondi, New York, New York.                                                  2001           NIL
Mr. Biondi has been the Chairman and Chief Executive Officer of Wasserstein
Perella & Co., Inc. since January, 1996. One of the founding partners of the firm, Mr. Biondi oversees Wasserstein Perella's domestic investment banking activities, and is the Chief Operating Officer of Wasserstein Perella Group, Inc.
Mr. Biondi was a CEO Advisor of the Corporation from June 1994 to March 1996 and has been Non-Executive Chairman of the Board since June 1999. Mr. Biondi is a trustee of the United States Ski and Snowboard Association and a director of
eMotion, Inc. He has been a director of the Corporation since June 1999.
------------------------------------------------------------------------------------------------------------------
Kenneth G. Copland, Toronto, Ontario.                                                      2002           NIL
Mr. Copland has been the Vice-Chairman of BMO Nesbitt Burns Inc. since 1994, prior to which he was the Executive Vice President. He is a director of BMO Nesbitt
Burns Corporation Limited, Advisor to New Brunswick Power Corporation and
Chairman of Humber College Foundation and Educational Ventures Corporation. Mr.
Copland has been a director of the Corporation since June 1999 and is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------
**Richard L. Gelfond, New York, New York.                                                  2001         605,300
Mr. Gelfond has been Co-Chairman of the Corporation since June 1999 and Co-Chief
Executive Officer since May 1996. From March 1994 to June 1999 Mr. Gelfond served as Vice-Chairman of the Corporation. In 1991 Mr. Gelfond founded Cheviot Capital
Advisors Inc., a financial advisory and merchant banking firm that specializes in acquisitions and venture capital investments. In addition, Mr. Gelfond serves on the boards of several private and philanthropic entities. Mr. Gelfond is also a
Member of Clarion Capital Partners. He has been a director of the Corporation since March 1994.
------------------------------------------------------------------------------------------------------------------
*+++ Garth M. Girvan, Toronto, Ontario.                                                    2002          25,898
Mr. Girvan is a partner of McCarthy Tetrault, Toronto, Ontario, barristers and solicitors. He has been a director of the Corporation since 1994 and serves as
Chairman of the Audit and Compensation Committees of the Corporation. Mr. Girvan
is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------
+ Murray B. Koffler, O.C., O.Ont., Toronto, Ontario.                                       2002           4,200
Mr. Koffler founded Shoppers Drug Mart in 1968 and presently serves as its
Honorary Chairman. Mr. Koffler co-founded Four Seasons Hotels Limited and presently serves as a Director. Since 1988, Mr. Koffler has been Chairman of the
International Board of Directors of the Weizmann Institute of Science in Israel.
Mr. Koffler holds numerous other directorships. Mr. Koffler is an Officer of the
Order of Canada. Mr. Koffler has been a director of the Corporation since May
1996 and is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------


                              Directors who continue                                   Expiry of
                            in office after the Meeting                               Term of Office  Common Shares
                            ---------------------------                               --------------  -------------
++ Marc A. Utay, New York, New York.                                                      2002             NIL
Mr. Utay has been a Member of Clarion Capital Partners since November 1999. Prior to joining Clarion, Mr. Utay was a Managing Director of Wasserstein Perella &
Co., Inc. Prior to his joining Wasserstein Perella, Mr. Utay was Managing
Director at Bankers Trust Company. He has been a director of the Corporation since May 1996 and serves as Chairman of the Option Committee of the Corporation.
------------------------------------------------------------------------------------------------------------------
*  Bradley J. Wechsler, New York, New York.                                               2001            565,300
Mr. Wechsler has been Co-Chairman of the Corporation since June 1999 and Co-Chief
Executive Office since May 1996. Mr. Wechsler was Chairman of the Corporation from March 1994 to June 1999. Mr. Wechsler also served as Interim Chief Executive
Officer. Mr. Wechsler also serves on the boards of NYU Hospital, the Kernochan
Center for Law, Media and the Arts, and the American Museum of the Moving Image.
Mr. Wechsler is also a Member of Clarion Capital Partners. He has been a director of the Corporation since March 1994.
------------------------------------------------------------------------------------------------------------------

*  Member, Audit Committee of the Corporation

+  Member, Compensation Committee of the Corporation

** Member, Nominating Committee of the Corporation

++ Member, Option Committee of the Corporation

The persons named in the enclosed form of proxy intend to vote for the election of the nominees whose names are set forth above. If any of the above nominees is for any reason unable to serve as a director, proxies in favour of management will be voted for another nominee in their discretion unless the shareholder has specified in the proxy that such shareholder's shares are to be withheld from voting on the election of directors.

Management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the expiry of the term for which he has been elected or until his successor is elected or appointed, unless his office is earlier vacated. Each of Messrs. Wechsler and Gelfond and Wasserstein Perella intend to vote in favour of the nominees set forth above pursuant to the Shareholders' Agreement (see description of this agreement under "interest of management in certain transactions" below).

As contemplated under Section 124(4) of the Canada Business Corporations Act, the Corporation has acquired insurance coverage with a yearly limit of $70,000,000 in respect of potential claims against its directors and officers and in respect of losses for which the Corporation may be required or permitted by law to indemnify such directors and officers. The insurance, in respect of which a $255,642 yearly premium was paid by the Corporation, includes a $100,000 deductible for each claim under the policy other than claims made under U.S. securities law as to which a deductible of $500,000 applies.


DIRECTORS' COMPENSATION
-----------------------

Directors are reimbursed for the expenses of attending meetings of the Board of Directors. In addition, members of the Board of Directors who are not also employees of the Corporation receive Canadian $20,000 per year (or may elect to receive options to purchase common shares of the Corporation under the Corporation's Stock Option Plan (the "Stock Option Plan") in lieu of this payment) plus Canadian $1,500 for each meeting of the Board attended in person and Canadian $750 for each telephone meeting of the Board or meeting of any committee of the Board, whether participating in person or by telephone. In addition, each of the directors who are not also employees of the Corporation are granted 4,000 options each year at an exercise price equal to the market value of the common shares of the

Corporation on the date of the grant, which vest on the date of grant and expire on the earlier of the date which is 10 years after the date of grant or the second anniversary of the date on which the director is no longer serving as a director of the Corporation.

executive compensation

SUMMARY COMPENSATION TABLE

The following table sets forth, for the periods indicated, the compensation paid or granted by the Corporation and its subsidiaries to the individuals who served during 1999 as Chief Executive Officers and the four most highly compensated executive officers of the Corporation, other than the Chief Executive Officers, who were serving as executive officers at December 31, 1999 (collectively, the "Named Executive Officers").



                           Summary Compensation Table


                                                                   Annual Compensation
                                                                   -------------------
                                                                                           Other
                                                                                           Annual
  Name and Principal Position of         Year ended                                     Compensation
  Named Executive Officer                December 31       Salary        Bonus (1)           (2)
  -----------------------------------    -----------      ------------   ---------      --------------
                                                             ($)            ($)             ($)
  Bradley J. Wechsler                       1999             500,000        900,000              --
  Co-Chairman and Co-Chief                  1998             605,000        800,000              --
    Executive Officer                       1997             710,000      1,300,000              --

  Richard L. Gelfond                        1999             500,000        900,000              --
  Co-Chairman and Co-Chief                  1998             605,000        800,000              --
    Executive Officer                       1997             710,000      1,300,000              --

  John M. Davison                           1999             300,000        200,000              --
  President, Chief Operating Officer,       1998             200,000        100,000              --
    and Chief Financial Officer             1997             193,025         73,455              --

  David B. Keighley,                        1999             228,257        573,000
  Senior Vice President and                 1998             218,123        268,088              --
    President, David Keighley               1997             178,849        220,597              --
    Productions 70MM Inc.

  Andrew Gellis                             1999             250,000         65,000          50,000(5)
  Senior Vice President, Film               1998             225,000         50,000          50,000(5)
                                            1997             210,000         55,000          50,000(5)

  Michael A. Gibbon                         1999             190,452         70,000              --
  Executive Vice President,                 1998             141,246         60,000              --
    Technology                              1997             144,936         50,000              --


                                                     Long-Term
                                                    Compensation
                                                    ------------

  Name and Principal Position of            Restricted       Securities Under           All Other
  Named Executive Officer                 Stock Awards       Options Granted        Compensation (6)
  -----------------------------------     -------------      ----------------       ----------------
                                               ($)                  (#)                    ($)
  Bradley J. Wechsler                                --            400,000                 8,243
  Co-Chairman and Co-Chief                      330,000(3)         458,000                 8,522
    Executive Officer                           465,000(4)          80,000                 8,614

  Richard L. Gelfond                                 --            400,000                 8,396
  Co-Chairman and Co-Chief                      330,000(3)         458,000                 8,306
    Executive Officer                           465,000(4)          80,000                 8,614

  John M. Davison                                    --            125,000                14,930
  President, Chief Operating Officer,                --             75,000                10,404
    and Chief Financial Officer                      --             75,000                10,273

  David B. Keighley,                                                15,000                 8,639
  Senior Vice President and                          --             15,000                 8,522
    President, David Keighley                        --             15,000                11,019
    Productions 70MM Inc.

  Andrew Gellis                                      --                 --                 8,396
  Senior Vice President, Film                        --             12,500                 8,306
                                                     --             12,500                 8,614

  Michael A. Gibbon                                  --             30,000                14,480
  Executive Vice President,                          --             25,000                 8,017
    Technology                                       --             15,000                 7,920


(1) These amounts are paid under annual incentive arrangements that the Corporation has with each of the Named Executive Officers, as detailed under "Employment Contracts."

(2) The value of perquisites and other personal benefits for each Named Executive Officer does not exceed the lesser of $50,000 and 10% of his annual salary and bonus.

(3) These amounts represent the dollar value of the grant of 15,000 phantom stock on January 1, 1998 to each of Messrs. Wechsler and Gelfond.

(4) These amounts represent the dollar value of the grant of 30,000 synthetic restricted shares ("phantom stock") on January 1, 1997 to each of Messrs. Wechsler and Gelfond.

(5) This amount was paid on account of certain script writing services provided by Mr. Gellis.

(6) These amounts reflect (i) the payment by the Corporation of life insurance premiums on the lives of the Named Executive Officers, and (ii) contributions to the Corporation's defined contribution pension plans.

OPTIONS GRANTED

  The Corporation has a Stock Option Plan under which the Corporation may grant options to officers, employees, consultants and eligible directors ("Participants") to purchase common shares on terms that may be determined, within the limitations of the Stock Option Plan. The aggregate number of common shares reserved for issuance under the Stock Option Plan is 7,710,836. As at December 31, 1999, options had been granted and were outstanding enabling holders to purchase 5,157,400 common shares. The exercise price for options issued under the Stock Option Plan is not to be less than the market price of the common shares on the date of grant. An option may be exercisable for a maximum period of 10 years from the date of grant, subject to earlier termination if the Participant's employment, consulting arrangement or term of office (other than a director's office) with the Corporation terminates. The Board of Directors determines vesting requirements. If a Participant's employment, consulting arrangement or term of office with the Corporation terminates for any reason, any options which have not vested will be surrendered for cancellation without any consideration being paid therefor. If the Participant's employment, consulting arrangement or term of office is terminated without "cause" or by reason of such Participant's resignation, death or permanent disability, the Participant (or the Participant's estate) will be entitled to exercise the Participant's vested options for a period of 30 days. If the Participant's employment, consulting arrangement or term of office is terminated for cause, such Participant's vested options will be surrendered for cancellation without any consideration being paid therefor. If the Participant is a party to an employment agreement with the Corporation or any of its subsidiaries and breaches any of the restrictive covenants in such agreement, such Participant will be required to surrender all unexercised options for cancellation without any consideration being paid therefor and will be obligated to pay to the Corporation an amount equal to the aggregate profit realized by such Participant with respect to any prior option exercises.

  The following table sets forth information relating to individual grants of options under the Stock Option Plan to Named Executive Officers during the financial year ended December 31, 1999 in respect of services rendered or to be rendered to the Corporation:

            Option Grants in Financial Year ended December 31, 1999

                                                                                                            Potential Realizable
                                                                                                               Value at Assumed
                                                % of Total                                                     Annual Rates of
                                                  Options                                                        Stock Price
                                 Securities     Granted to                                                     Appreciation for
                                   Under       Participants                                                     Option Term
                                  Options      in Financial          Exercise         Expiration         -------------------------
          Name                    Granted          Year               Price                Date             5%            10%
 ---------------------------     ------------   ------------    ------------        ---------------         --            ---
                                    (#)             (%)          ($/Common Share)                          ($)            ($)
  Bradley J. Wechsler (1)             400,000       17.98              17.94          15-Oct-09          4,520,880     11,409,840

  Richard L. Gelfond (1)              400,000       17.98              17.94          15-Oct-09          4,520,880     11,409,840

  John M. Davison        (2)          100,000        4.49              21.93          19-Aug-09          1,381,590      3,486,870
                         (2)           25,000        1.12              24.00           01-Feb-09           378,000        954,000

  David B. Keighley      (2)           15,000        0.67              21.93          19-Aug-09            207,239        523,031

  Michael A. Gibbon      (2)           30,000        1.35              21.93          19-Aug-09            414,477      1,046,061



(1) 266,667 of these options vested immediately upon the grant date and the remaining 133,333 vest on October 15, 2000. These options entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

(2) These options vest over five years at the rate of 20% per year and entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

             Aggregated Option Exercised during the Financial Year Ended December 31, 1999 and Financial Year-End Option Values



                                                                          Unexercised Options at       Value of Unexercised
                                 Securities              Aggregate          Financial Year-End         in-the-money Options
                                Acquired On                Value               Exercisable/           at Financial Year-end
        Name                      Exercise                Realized             Unexercisable         Exercisable/Unexercisable (1)
        ----                      --------                --------             -------------         -----------------------------
                                    (#)                    ($)                      (#)                        ($)
   Bradley J. Wechsler              NIL                    NIL                804,667/133,333          5,648,113/1,257,997
   Richard L. Gelfond               NIL                    NIL                804,667/133,333          5,648,113/1,257,997
   John M. Davison                  NIL                    NIL                69,008/218,000            933,988/1,174,290
   David B. Keighley                NIL                    NIL                 52,500/43,000             863,618/266,055
   Andrew Gellis                   20,000                339,562               24,700/42,300             260,913/439,213
   Michael A. Gibbon               11,200                247,988               41,800/66,800             624,555/405,150

(1) Calculated based on the December 31, 1999 closing price of the common shares on Nasdaq of $27.375.

PENSION PLANS

The Corporation maintains defined contribution employee pension plans for its employees, including its executive officers. The Corporation makes contributions to these plans on behalf of employees in an amount equal to 5% of their base salary subject to certain prescribed maximums. During the financial year ended December 31, 1999, the Corporation contributed an aggregate of $18,212 to the

Canadian plan on behalf of Messrs. Davison and Gibbon and an aggregate of $32,000 to the Corporation's defined contribution employee pension plan qualified under Section 401(k) of the U.S. Internal Revenue Code on behalf of Messrs. Wechsler, Gelfond, Keighley and Gellis. The Corporation does not have any other pension plans for its employees.

EMPLOYMENT CONTRACTS

On November 3, 1998 the Corporation entered into renewal employment agreements with each of Messrs. Wechsler and Gelfond ("the Executives") with effect from July 1, 1998 for a three-year term. The renewal employment agreements provide that each of the Executives will receive a salary of $500,000 in each year of the term. These agreements also provide that each of the Executives will receive a bonus for each of 1998, 1999, 2000 and the period January 1, 2001 to June 30, 2001 of $605,000, $500,000, $500,000 and $250,000 adjusted by a multiple of zero to two times, tied to the performance of the Corporation and certain qualitative and quantitative measures determined by the Compensation Committee of the Board. The bonus paid to each of Messrs. Wechsler and Gelfond in respect of 1999 was $900,000. In 1999, each Executive was also paid $485,625 upon exercising their right to receive an amount equal to the fair market value of 15,000 common shares of the Corporation which is equal to the number of synthetic restricted shares ("phantom stock") which were originally to be granted on January 1, 1998 and, were later reduced by the renewal employment agreement. Each Executive was also granted 400,000 options to purchase common shares in accordance with the Stock Option Plan on October 15, 1999, which options expire on October 15, 2009.

Under the agreements, each of the Executives is to perform such services with respect to the Corporation's business as may be reasonably requested from time to time by the Board of Directors and which are consistent with his position as Co-Chief Executive Officer. The Corporation is to use its best efforts to cause the Executives to be elected to the Board of Directors. In addition, a provision contained in their original employment agreements was continued, whereby each of the Executives is also entitled to receive, upon a sale of the Corporation or the exercise after March 1, 1999 by the Executives of their rights to require the Corporation to take action to liquidate their common shares under a Shareholders' Agreement among Wasserstein Perella Partners, L.P., Mr. Wechsler, Mr. Gelfond and certain other investors dated as of June 16, 1994, a cash bonus in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Canadian $150,000,000 to the common shares originally issued by the Corporation (on a fully diluted basis but excluding the common shares issued upon the conversion of the Class B convertible preferred shares of the Corporation formerly outstanding which were converted into common shares on June 16, 1994 and the common shares issuable upon the exercise of warrants owned by each of Messrs. Wechsler and Gelfond).

Under the employment agreements, the Corporation is to equalize the Executives to the taxes which each of the Executives would have paid had he earned his employment compensation and paid taxes thereon solely in the United States. The employment agreements also contain non-competition provisions.

Mr. Davison entered into an employment agreement with the Corporation on January 16, 1991, as amended by a letter dated August 31, 1992, under which he was employed as Director, Corporate Development and then promoted to Vice President, Finance. The agreement is for an indefinite term and contains covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Davison may be terminated at any time for cause. If Mr. Davison's employment is terminated without cause, the Corporation must pay Mr. Davison his annual salary for 12 months. Mr. Davison and the Corporation entered into a share option agreement dated as of April 8, 1994. Under this agreement Mr. Davison was granted options to purchase 75,008 common shares of the Corporation at Canadian $1.595 per share. The options vested over a five-year period.

The Corporation and David Keighley Productions 70 MM Inc. (formerly David Keighley Productions and 70MM Inc.) ("DKP/70MM"), a wholly owned subsidiary of the Corporation, entered into an employment agreement on July 15, 1997. The agreement is for a five-year term. Under this agreement, Mr. Keighley received an annual base salary of $212,405 in the year ended July 15, 1998 and will receive an annual base salary of 105% of the previous year's base salary in each of the next four years during the term of the agreement. Mr. Keighley is entitled to receive an annual bonus of one-third of his annual base salary if DKP/70MM meets its pre-tax profit threshold as provided in the agreement. Mr. Keighley is also entitled to receive a further profit-based bonus of 10% of any excess of DKP/70MM audited profit before taxes over DKP/70MM's pre-tax profit threshold. Mr. Keighley's bonus in respect of DKP/70MM's year ended

December 31, 1999 was $573,000. Under the agreement, Mr. Keighley has also given covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Keighley may be terminated at any time for cause or without cause. If Mr. Keighley's employment is terminated without cause, DKP/70MM must continue to pay Mr. Keighley his annual base salary for a maximum period of 36 months.

Mr. Gellis entered into an employment agreement effective January 1, 1998 under which he was employed as Senior Vice President, Film of the Corporation. The agreement was for a two-year term. Under this agreement Mr. Gellis received an annual base salary of $225,000 for 1998 and $250,000 for 1999 plus an annual performance bonus at a target of 30% of salary, with a guaranteed minimum annual bonus of $50,000. Mr. Gellis is also entitled to receive a minimum of $50,000 in each year of the term in respect of script writing services performed by Mr. Gellis for the Corporation. Mr. Gellis has given covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Gellis may be terminated at any time for cause. If Mr. Gellis' employment is terminated without cause, the Corporation must pay Mr. Gellis his annual salary and guaranteed bonus and benefits for the balance of the term. If Mr. Gellis' employment is terminated without cause in connection with a change in control, the Corporation must pay Mr. Gellis his annual salary and guaranteed bonus and benefits for the greater of the balance of the term and six months. A revised employment agreement for Mr. Gellis is in progress and he continues to be remunerated based on the 1998 plan.

Mr. Gibbon entered into an employment agreement with the Corporation on January 16, 1991, as amended by letters dated August 31, 1992 and December 22, 1999. The agreement expires in April, 2001, upon Mr. Gibbon's planned retirement from the Corporation and contains covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Gibbon may be terminated at any time for cause. If Mr. Gibbon's employment is terminated without cause, the Corporation must pay Mr. Gibbon his annual salary, a prorated share of his bonus, and other benefits for the remainder of the term of the agreement. All options granted to Mr. Gibbon under the Corporation's Stock Option Plan shall continue to vest and remain exercisable subsequent to his retirement from the Corporation for a period of 10 years from the date of grant and Mr. Gibbon is entitled to receive retiree benefits from the Corporation subsequent to his retirement.

report on executive compensation

COMPENSATION STRATEGY

As the Compensation Committee did not participate in executive compensation decisions in respect of 1999, other than the compensation of the Executives, the compensation of the Corporation's employees was established through guidelines set by the Board of Directors.

EXECUTIVE COMPENSATION REPORT

Compensation for all the Corporation's employees, including its Named Executive Officers, is based on each employee's job responsibilities and on his or her individual performance over time. The Corporation's executive compensation program has three principal components: base salary, annual variable incentive compensation and stock options. The Corporation believes these components collectively provide a fair and competitive pay package and an appropriate relationship between an executive's compensation, the executive's performance, and the Corporation's performance.

BASE SALARY

A salary range is established for each salaried position in the Corporation, including each Named Executive Officer position other than the Executives. The midpoint of each salary range is generally equal to the average salary of equivalent positions at other comparable companies. Each executive officer's base salary is determined by reviewing his or her sustained job performance over time, based on individual performance and performance of the business or staff unit over which the executive officer exercises responsibility. Business or staff unit performance is assessed on return on total capital, achievement of sales or production targets, effectiveness of cost-containment measures, progress toward implementation of process improvements, and other factors relevant to each executive officer's position. The relative weight attributed to each factor, with respect to each executive officer, is an inherently subjective judgement.

ANNUAL INCENTIVE COMPENSATION

Certain employees of the Corporation, including most of its executive officers other than the Co-Chief Executive Officers, receive a portion of their annual compensation in the form of bonuses under the Management Incentive Plan. Bonuses are awarded under this plan provided annual operating targets are achieved by the Corporation and provided that personal performance standards are achieved by the participating employees. An aggregate of $1,510,043 has been paid to all employees participating in the plan in respect of 1999.

STOCK OPTIONS

The Corporation's long-term incentive compensation for executive officers and other key managers is provided through grants of stock options. The Stock Option Plan has received shareholder approval and is administered by the Option Committee of the Board of Directors. The number of stock options granted is determined by a competitive compensation analysis and is based on each individual's salary range and responsibility, and takes into account the number and exercise price of options previously granted to individuals. All grants pursuant to the Stock Option Plan are made with an exercise price equal to the fair market value of the Corporation's common shares on the date of grant.

During 1999, stock options were granted to the Corporation's executive officers and other Stock Option Plan participants. The Named Executive Officers received options to purchase common shares of the Corporation, as detailed in the option grants table above. In determining the number of shares to include in the Named Executive Officers' grants, consideration was given to information about stock option grants to executive officers in comparable companies and the number of shares granted to other executive officers and the value of those options.

COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS

The Compensation Committee of the Board of Directors was constituted in November 1996 to make recommendations to the Board regarding the compensation of the Co-Chief Executive Officers of the Corporation, Messrs. Wechsler and Gelfond.

In February 2000, the Board of Directors approved the recommendation of the Compensation Committee that the bonus payable to each of Messrs. Wechsler and Gelfond in respect of 1999 be $900,000. This bonus amount was considered appropriate by the Board in light of the Corporation's success in meeting its financial and non-financial goals during 1999. This recommendation took into account the compensation of senior executives of other companies in the entertainment industry.

The foregoing report has been furnished by G.M. Girvan, M.B. Koffler and W.T. Ziebold, as members of the Compensation Committee and by M.J. Biondi, K.G. Copland, J.T. Eyton, G.M. Girvan, G.E. King, M.B. Koffler, S. Reisman, M.A. Utay and W.T. Ziebold, as members of the Board of Directors.

May 2, 2000.

performance graph

The following graph compares the total cumulative shareholder return for $100 invested in common shares of the Corporation against the cumulative total return of the Nasdaq Composite Index and The Toronto Stock Exchange (the "TSE") 300 Stock Index from June 10, 1994, the day on which the Corporation became listed on the Nasdaq National Market, to the end of the most recently completed financial year. The Corporation was included in the TSE 300 Stock Index for the first time in 1996.

                                 [LINE GRAPH]

                      CUMULATIVE VALUE OF $100 INVESTMENT

       10-Jun-94 '31-Dec-94 '31-Dec-95 '31-Dec-96 '31-Dec-97 '31-Dec-98 '31-Dec-99
       ---------------------------------------------------------------------------
Imax       100     62.96      168.52     229.63     325.93     468.52     405.56
--------------------------------------------------------------------------------
Nasdaq     100     103.17     144.35     176.78     216.34     298.60     546.91
--------------------------------------------------------------------------------
TSE 300    100     99.99      117.58     150.42     165.71     152.32     212.76
--------------------------------------------------------------------------------


corporate governance

The TSE passed a by-law in 1995 which requires companies incorporated in Canada and listed on the TSE to disclose their corporate governance practices in their annual meeting materials. This by-law contains a number of guidelines ("Guidelines") relating to corporate governance practices which have been considered in light of the unique opportunities and challenges facing the Corporation, as well as the nature of its share ownership.

The Board of Directors of the Corporation is responsible for the supervision of the management of the Corporation and for the overall strategic direction of its business. The Board is also responsible, with the assistance of management, for the identification of the risks and opportunities of the Corporation's business and for monitoring how effectively the Corporation meets these risks and capitalizes upon the opportunities. The corporate governance practices of the Corporation have been designed and followed to assist the Corporation in meeting its core objectives and to enhance shareholder value.

The Board is composed of 11 directors. Two of the directors, Messrs. Wechsler and Gelfond are inside management directors and are considered to be "related" within the meaning of the TSE Guidelines. Messrs. Biondi, Copland, Eyton, Girvan, King, Koffler, Reisman,

Utay and Ziebold are outside directors and are considered to be "unrelated" within the meaning of the Guidelines. The Board considers that directors who are "related" within the meaning of the Guidelines are able to, and do, act with a view to the best interests of the Corporation and that their relationships with the Corporation are central to their ability to act in its best interests. If the directors nominated in this circular are elected at the Meeting, the ratio of insider management directors to outside directors will not change.

The corporate governance practices followed by the Corporation were originally instituted prior to the time the Corporation went public as one aspect of the efforts of the new owners of the Corporation to introduce new strategic directions to the Corporation. Key elements of these corporate governance practices were contained in the Standstill Agreement between Wasserstein Perella and the Corporation and the provisions in the Articles of the Corporation providing for the CEO Advisors. The Standstill Agreement was amended in 1999 (see below for a description of this agreement) and amendments to the Articles were approved in 1999. In addition to the Standstill Agreement, the Corporation, Wasserstein Perella and each of Messrs. Wechsler and Gelfond have entered into the Second Amended and Restated Shareholders' Agreement which contains provisions relating to the composition of the Board and committees of the Board (see a description of this agreement under "interest of management in certain transactions" below).

To date, the Board has not thought it necessary for the Corporation to have the extensive committee structure recommended in the Guidelines. A corporate governance committee has not been created, as the Board retains responsibility for these matters. The Board appoints the Corporation's Audit Committee, Compensation Committee, Nominating Committee and Option Committee. The Audit Committee is currently composed of Mr. Wechsler, and two outside directors, Messrs. Girvan and King. The Audit Committee meets with the external auditors of the Corporation, both with and without management present, to review the Corporation's accounting policies, its year-end financial statement information and presentation, and significant financial issues which may arise for the Corporation. The Compensation Committee is currently composed of Messrs. Girvan, Koffler and Ziebold. The Compensation Committee is responsible for setting objectives for the Co-Chief Executive Officers, assessing their performance on a periodic basis and reviewing the Stock Option Plan, from time to time. The Option Committee is currently composed of Messrs. Girvan and Utay. The Option Committee is responsible for performing the functions required of it under the Stock Option Plan including the grant of options to participants under the Stock Option Plan, from time to time. The Nominating Committee is currently composed of Messrs. Biondi and Gelfond. The Nominating Committee is responsible for identifying and recommending potential candidates for election to the Board.

If the directors nominated in this circular are elected at the Meeting, the new Board of Directors will determine Committee memberships for the next year.

The Board has not felt it necessary to add to the procedures currently in place to ensure its independence from management. The Board believes that the participation of those members of the management of the Corporation who are on the Board has been an essential element in the Board's ability to meet its objectives. All directors exercise critical independent judgement and the outside directors have unrestricted direct access to both the executives of the Corporation and its external auditors. To date there has been no necessity for discussion of a system enabling an individual director to engage an outside advisor at the expense of the Corporation.

The Board has regarded its corporate governance practices as appropriate for its business and shareholders and as providing for an efficient and effective discharge of the responsibilities of the Board.

STANDSTILL AGREEMENT

The Corporation, each of Messrs. Wechsler and Gelfond and Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN, Inc., and the Michael J. Biondi Voting Trust (collectively "WP"), entered into an Amended and Restated Standstill Agreement (the "Standstill Agreement") as of February 9, 1999 which amended and restated the previous Standstill Agreement dated June 16, 1994. Under the terms of the Standstill Agreement, WP agreed to vote in any election for directors in favour of each person nominated by the then current Board of Directors, not to participate in or facilitate proxy contests, not to deposit into a voting trust or subject voting securities to an agreement with respect to voting such securities, not to acquire or affect or attempt to acquire or effect control of the Corporation or to participate in a "group" as defined pursuant to Section 13(d) of the U.S. Securities Exchange Act of 1934, which owns or seeks to acquire beneficial ownership or control of the Corporation, and not to attempt to influence the Corporation except through normal Board of Directors' processes. In addition, the parties agreed that the CEO Advisors then provided for in the Articles and By-laws of the Corporation would cease to exist upon the election of those directors (the "WP Employee Designees") WP is to have the right to designate as provided in the Second Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement'), which was also entered into by those same and special parties as of February 9, 1999. To accomplish this, the Corporation agreed to submit to its shareholders at its annual meeting of shareholders (held June 7, 1999) resolutions to amend the Articles and By-laws to delete reference to the CEO Advisors, and each of the parties to the Standstill Agreement agreed to use their best efforts so to amend the Articles and By-laws as of the date on which all of the WP Employee Designees are elected or appointed as directors of the Corporation. The Articles and By-laws were amended effective June 7, 1999. The Standstill Agreement continues in effect until the earlier of June 30, 2001, unless extended by WP at its option for successive one year terms until March 1, 2004, or the date upon which WP holds less than 700,000 common shares.

As noted above, the Articles of the Corporation set forth the requirement that certain matters be approved by 75% of the directors then in office. These matters are: (i) hiring or terminating the employment of the Chief Executive Officer or any Co-Chief Executive Officer of the Corporation; (ii) issuing any shares of capital stock for a purchase price, or incurring indebtedness, in an amount of $25 million or more; (iii) disposing of any material single asset, or all or substantially all of the assets of the Corporation or approving the sale or merger of the Corporation; (iv) acquiring a substantial interest in any other entity or entering into any major strategic alliance; and (v) entering into or changing the terms of any agreement or transaction with WP or Messrs. Wechsler and Gelfond (other than agreements in the ordinary course of business, such as employment agreements).

interest of management in certain transactions

SHAREHOLDERS' AGREEMENT

The Corporation, WP and each of Messrs. Wechsler and Gelfond are parties to a Second Amended and Restated Shareholders' Agreement (the " Shareholders' Agreement") dated as of February 9, 1999, which amends and restates the previous amended and restated Shareholders' Agreement among those parties dated June 16, 1994. The Shareholders' Agreement includes, among other things, certain restrictions on transfers of common shares, take-along rights and come-along rights. If WP holds at least 35% of their original holdings and WP desires to transfer all of their securities in a transaction in which a majority of the shares of outstanding common stock are to be sold, then Messrs. Wechsler and Gelfond will be required to sell their securities on the same terms as WP sells its securities.

The Shareholders' Agreement also contains provisions related to the composition of the Board of Directors and committees thereof. WP is entitled, but not required, to designate individuals to be nominated for election as directors as follows: so long as WP holds 3,685,759 or more common shares, it may designate six nominees, of whom three may be employees of WP and its affiliates (the "WP Employee Designees") and three shall be independent persons and resident Canadians. If WP holds less than 3,685,759 common shares, but 1,842,879 or more common shares, it may designate four nominees, of whom two may be WP Employee Designees and two shall be independent persons and resident Canadians. If WP holds less than 1,842,879 common shares but 921,439 or more common shares, it may designate two nominees, one of whom may be a WP Employee Designee and the other of whom shall be an independent person and shall be a resident Canadian. In addition to these provisions, each of Messrs. Wechsler and Gelfond is entitled to be a director of the Corporation so long as he is either a Co-Chief Executive Officer or is the Chief Executive Officer of the Corporation or Messrs. Wechsler and Gelfond own more than 375,000 common shares. In addition, Messrs. Wechsler and Gelfond are collectively entitled, but not required, to designate individuals to be nominated for election as directors as follows: so long as they hold 1,628,000 or more common shares, they may designate three nominees, all of whom shall be independent persons and resident Canadians. If they hold less than 1,628,000 common shares, but 1,075,000 or more common shares, they may designate two nominees, both of whom shall be independent and resident Canadians. If they hold less than 1,075,000 common shares but 375,000 or more common shares, they may designate one nominee who shall be an independent person. If the requirement that the Corporation have `resident Canadian' directors is changed, then neither WP nor Messrs. Wechsler and Gelfond will be required to designate resident Canadian nominees. Each of the nominees of WP who is to be an independent person is subject to the approval by Messrs. Wechsler and Gelfond, which approval is not to be unreasonably withheld;

each of the nominees of Messrs. Wechsler and Gelfond is subject to the approval of WP, which approval is in WP's sole discretion for the first nominee to serve in each such position and thereafter, is not to be unreasonably withheld. Each of WP and Messrs. Wechsler and Gelfond has agreed to use their best efforts to cause each of the individuals designated to be elected or appointed as a director of the Corporation.

The Shareholders' Agreement also provides that the Corporation, WP and each of Messrs. Wechsler and Gelfond shall use their best efforts to cause the Corporation to establish a nominating committee of the Board of Directors consisting of two directors, one designated by WP and the other designated by Messrs. Wechsler and Gelfond. In addition, WP has the right, subject to the approval of Messrs. Wechsler and Gelfond, to designate a WP Employee Designee for appointment by the Board of Directors of the Corporation as the Non-Executive Chairman of the Corporation, as long as WP holds at least 2,948,607 common shares. Michael J. Biondi has been approved as such designee. If Mr. Biondi no longer holds that position, then WP is to propose three replacements and Messrs. Wechsler and Gelfond shall select one of those proposed for appointment by the Board as the Non-Executive Chairman. Each of Messrs. Wechsler and Gelfond is entitled to be appointed as a Co-Chairman or Chairman of the Corporation as long as he is a Co-Chief Executive Officer or the Chief Executive Officer of the Corporation. The Agreement provides that the duties of the Non-Executive Chairman and the Co-Chief Executive Officers shall be as set forth in the By-laws, including the requirement that the following actions be approved by the Non-Executive Chairman and at least one of the Co-Chief Executive Officers: setting the dates and times of meetings of the directors and shareholders (other than normal quarterly Board of Directors, and annual shareholders' meetings), setting the agenda of such meetings, and appointing members of committees of the Board of Directors other than persons designated by WP and Messrs. Wechsler and Gelfond as provided in the Shareholders' Agreement. Each of WP and Messrs. Wechsler and Gelfond have the right to designate one director to serve on each committee of the Board of Directors of the Corporation, provided that each such person meets applicable regulatory requirements.

Each of WP and Messrs. Wechsler and Gelfond agreed to use their best efforts to cause there no longer to be CEO Advisors as of the date upon which all of the WP Employee Designees are elected as directors of the Corporation. All of the WP Employee Designees were elected as directors at the Corporation's annual and special meeting of shareholders held June 7, 1999 and the CEO Advisors were disbanded in June, 1999. After that date, none of WP or Messrs. Wechsler and Gelfond shall take any action to reestablish the CEO Advisors and the majority approval requirements described above under "Standstill Agreement" would apply.


REGISTRATION RIGHTS AGREEMENT

The Corporation, WP and Messrs. Wechsler and Gelfond also entered into a registration rights agreement (the "Registration Rights Agreement") dated as of February 9, 1999, which carried forward the corresponding provisions of the June 16, 1994 Shareholders' Agreement, and pursuant to which each of WP and Messrs. Wechsler and Gelfond have certain rights to cause the Corporation to use its best efforts to register their securities under the U.S. Securities Act of 1933. WP is entitled to effect up to four demand registrations and Messrs. Wechsler and Gelfond are entitled to make two such demand registrations. WP and Messrs. Wechsler and Gelfond also have unlimited piggy-back rights to register their securities under the Registration Rights Agreement whenever the Corporation proposes to register any securities under the U.S. Securities Act, other than the registration of securities pursuant to an initial public offering or the registration of securities upon Form S-4 or S-8 under the U.S. Securities Act or filed in connection with an exchange offer or an offering of securities solely to the Corporation's existing shareholders. In addition to these provisions, if Messrs. Wechsler and Gelfond hold at least 25% of their original holdings, WP has recouped its original investment plus a 30% compounded annual return on such investment, and WP initiates the sale of the Corporation, then for 60 days thereafter, WP will enter into exclusive negotiations with Messrs. Wechsler and Gelfond, and for another 60 days thereafter WP may not enter into an agreement for the sale of the Corporation to a third party. The Registration Rights Agreement also provides that Messrs. Wechsler and Gelfond will have the right from March 1 to March 31 in any, but only one, of 1999, 2000 and 2001, to notify the Corporation of their decision to require the Corporation to take action to liquidate their common shares. The Corporation is required to use its best efforts to cause at its option either (i) the sale of the Corporation within a period of 180 days from receipt of the notice to liquidate, (ii) the filing of a registration statement pursuant to the U.S. Securities Act within a period of 120 days from its receipt of the notice to liquidate, or (iii) purchase the securities owned by Messrs. Wechsler and Gelfond for cash at the fair market value as agreed upon by the Corporation and Messrs. Wechsler and Gelfond within 20 days of the notice to liquidate, or in the event of their failure to reach an agreement, as determined by a procedure utilizing nationally recognized investment banking firms. In the event that Messrs. Wechsler and Gelfond exercise their rights to require the Corporation to take such action, they may be entitled to certain cash bonus payments as described above under "executive compensation - Employment Contracts".

The former shareholders of the Corporation have substantially similar piggyback registration rights that commenced on March 1, 1996 pursuant to the terms of the Selling Shareholders' Agreement (as defined below).

WP, Messrs. Wechsler and Gelfond, and the former shareholders of the predecessor corporation to the Corporation have entered into another shareholders' agreement (the "Selling Shareholders' Agreement") which includes, among other things, registration rights, tag along rights and drag along rights.

appointment of auditors

At the Meeting, the shareholders will be asked to approve, by ordinary resolution, the appointment of PricewaterhouseCoopers LLP, ("PWC") Chartered Accountants, as auditors of the Corporation to hold office until the close of the next annual meeting of shareholders at a remuneration to be fixed by the Board of Directors. PWC, or one of its predecessors have been the auditors of the Corporation for more than five years. In the absence of any instruction on the accompanying form of proxy, it is the intention of the persons named by management in the form of proxy to vote the common shares represented by the form of proxy in favour of the resolution.

amendments to stock option plan

SUMMARY OF STOCK OPTION PLAN

The purposes of the Stock Option Plan are to attract, retain and motivate directors, officers, key employees and consultants of the Corporation and its subsidiaries and to provide such persons with incentives and awards for superior performance. The Stock Option Plan is subject to the policies of the TSE respecting stock options or other share issuances which are used as incentives or compensation mechanisms for employees, directors and other persons who provide on-going services for listed companies.

Under the Stock Option Plan, options may be granted to employees and consultants to the Corporation and any of its subsidiaries as well as to directors of the Corporation who are not also employees of it as well as persons who have agreed to commence serving in any such capacity within 90 days of the date of grant of an option. Options are granted at the fair market value of the common shares at the time of grant of the options. Options may be for terms of not more than 10 years and may not be assigned.

As of April 28, 2000, there were 5,541,800 common shares which are subject to outstanding options granted pursuant to the Stock Option Plan. The remaining term of these options is from 5 to 10 years and the exercise price under them ranges from $5.00 to $28.13.

BACKGROUND TO AMENDMENTS TO THE STOCK OPTION PLAN

The compensation policy of the Corporation is designed to provide a fair and competitive pay package and an appropriate relationship between an executive's compensation, the executive's performance, and the Corporation's performance. The Corporation's executive compensation program has three principal components: base salary, annual variable incentive compensation and stock options. The number of stock options available for grant under the Stock Option Plan has been reducing and, as a result of the annual grants to employees as well as grants to new employees, there is insufficient capacity in the Stock Option Plan to effect adequately our giving option grants in furtherance of the Corporation's compensation policy. Therefore, an amendment to the Stock Option Plan is proposed for approval by the shareholders which will increase the aggregate number of common shares available for issuance under the Stock Option Plan to 10,210,836.

On April 27, 2000, the Board of Directors of the Corporation approved an increase in the number of common shares issuable under the Stock Option Plan, subject to the approval of the shareholders of the Corporation and regulatory approval. At the Meeting, shareholders will be asked to approve, by ordinary resolution, the resolution set out in Schedule "A" to this management proxy circular. This resolution would confirm the amendment to the Stock Option Plan approved by the Board of Directors to increase the aggregate number of common shares available for issuance under the Stock Option Plan from 7,710,836 common shares to 10,210,836 common shares.


SHAREHOLDER APPROVAL

If approved by the holders of the common shares, the ordinary resolution will approve the amendment of the Plan as set forth above in accordance with such amendment. In the absence of any instructions on the accompanying form of proxy, it is the intention of the persons named by management in the form of proxy to vote the shares represented by the form of proxy in favour of the ordinary resolution.


The contents and the sending of this management proxy circular and proxy statement have been approved by the Board of Directors.

DATED at Mississauga, Ontario, May 2, 2000.


                                      LOGO
                                      G. MARY RUBY
                                      Vice President,
                                      Legal Affairs
                                      and Corporate Secretary

                                  Schedule "A"

          RESOLVED that the Stock Option Plan of the Corporation be amended to increase the aggregate number of common shares available for issuance under the Plan to 10,210,836.

Imax Corporation
2525 Speakman Drive
Mississauga, Ontario L5K 1B1

LOGO

FORM OF PROXY

The undersigned common shareholder of Imax Corporation (the "Corporation") hereby appoints Bradley J. Wechsler, failing whom, Richard L. Gelfond, failing whom, John M. Davison, failing whom, G. Mary Ruby, or instead of the foregoing___________________

as the proxyholder of the undersigned to attend and act for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on June 7, 2000, and at any adjournments thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with the authority to vote and act in the said proxyholder's discretion with respect to amendments or variations to matters referred to in the notice of the Meeting and with respect to other matters which may properly come before the Meeting. This proxy is solicited by and on behalf of the management of the Corporation.

The said proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below:

(1) VOTE    [ ]               WITHHOLD FROM VOTING    [ ]

     In respect of the election of the nominees for directors of the Corporation as a group listed in the Management Proxy Circular and Proxy Statement.

(2) VOTE    [ ]               WITHHOLD FROM VOTING    [ ]

     In respect of the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation and authorizing the directors to fix their compensation.

(3) VOTE FOR    [ ]               AGAINST    [ ]

     The ordinary resolution set forth in Schedule "A" to the Management Information Circular and Proxy Statement to approve an amendment to the Corporation's Stock Option Plan.


Date: ___________, 2000

________________________________________________________________________________
(Print name of Registered Holder of Common Shares)

________________________________________________________________________________
(Signature of Registered Holder or Authorized Signatory)

Notes:

(1) You have the right to appoint a person other than the management nominees to attend and act for you at the Meeting. Such person need not be a shareholder of the Corporation. In such case, please delete the names of Messrs. Wechsler, Gelfond, Davison and Ms. Ruby as your proxy nominee and insert the name of the desired person in the blank space provided for this purpose.

(2) If the proxy is not dated in the space provided for this purpose, it will be deemed to bear the date on which it was mailed by the Corporation.

(3) To be valid, this proxy must be dated and signed by yourself, as the registered holder of common shares, or as a person named as a proxy nominee in respect of this Meeting in an omnibus proxy containing a power of substitution pursuant to applicable securities laws, or your attorney. If the registered holder or the person named in an omnibus proxy is a corporation, this proxy must be signed by an authorized officer or attorney of such corporation.